                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ________________________



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                October 6, 1997



                                FMC CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                1-2376          94-0479804
----------------------------   ------------   -------------------
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)



             200 East Randolph Drive, Chicago, Illinois     60601
             ------------------------------------------------------
             (Address of principal executive offices)    (Zip Code)



                                (312) 861-6000
                        ------------------------------
                        Registrant's telephone number,
                              including area code
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Item 2.  Acquisition or Disposition of Assets

On October 7, 1997, FMC Corporation issued the following release:

FMC, HARSCO COMPLETE SALE OF UNITED DEFENSE, L.P. TO THE CARLYLE GROUP

CHICAGO, October 7, 1997 -- FMC Corporation, Harsco Corporation and The Carlyle Group today announced that FMC and Harsco have completed the previously announced sale of United Defense, L.P. to The Carlyle Group for $850 million.

FMC was the managing general partner and 60 percent owner of United Defense, which was formed in 1994 by combining FMC's Defense Systems Group with Harsco Corporation's BMY Combat Systems Division. Harsco owned the remaining 40 percent. United Defense supplies ground combat and naval weapons systems for the U.S. and military customers around the world. United Defense had 1996 sales of $1 billion.

FMC's 60 percent share of the proceeds is $510 million -- $460 million in cash and $50 million in a note payable after finalizing international joint-venture agreements. FMC expects the note to be paid in 1998. After-tax proceeds should be approximately $375 million.

FMC Corporation is one of the world's leading producers of chemicals and machinery for industry, government and agriculture. FMC employs about 17,000 people at 100 manufacturing facilities and mines in 22 countries. The company divides its businesses into three major segments: Performance Chemicals, Industrial Chemicals, and Machinery and Equipment.

Safe Harbor Statement under the Private Securities Litigation Act of 1995:
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors identified above and in the corporation's 10-K report and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal liability to the contrary.

Item 7.  Financial Statements and Exhibits

     (b) Pro forma financial information.

It would be impracticable for the Registrant to file any pro forma financial information which may be required to be filed under Form 8-K at the time of the filing of this report. The Registrant will file such information under amended Form 8-K/A as soon as practicable, but in no event later than 15 days from the transaction date of October 6, 1997.

     (c) Exhibits

To be filed by Amendment on the Form 8-K/A referred to in Item 7(b).
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                FMC CORPORATION



                                By
                                   ------------------------------
                                   J. Paul McGrath
                                   Senior Vice President, General
                                   Counsel and Secretary



Date: October 8, 1997